EXHIBIT 5.1


                [Letterhead of Stewart McKelvey Stirling Scales]

August 11, 2000

Pendaries Petroleum Ltd.
8 Greenway Plaza, Suite 910
Houston, Texas
77046

RE: REGISTRATION STATEMENT ON FORM S-8

We have acted as New Brunswick counsel to Pendaries Petroleum Ltd., a New Brunswick corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about August 11, 2000, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 1,092,600 shares (the "Shares") of no par value (the "Common Stock") of the Company that have been or may be issued by the Company under the Pendaries Petroleum Ltd. 1997 Stock Option Plan and the Pendaries Petroleum Ltd. 1997 Stock Compensation Plan (collectively, the "Plan").

You have requested an opinion with respect to certain legal aspects of the filing. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate and Articles of Continuance and the bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of the Shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate and Articles of Continuance and the bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

Based upon our examination, consideration of, and reliance on the documents and other matters described above and assuming that:



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          (1) the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Plan;

          (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Plan; and

          (3) the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan,

we are of the  opinion  that the Shares  issued or sold in  accordance  with the
terms  of  the  Plan  will  be  duly  and   validly   issued,   fully  paid  and
non-assessable.

The opinions expressed herein are limited to the laws of the Province of New Brunswick and the federal laws of Canada applicable therein and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Yours very truly,



/s/ STEWART MCKELVEY STIRLING SCALES